Exhibit 99.1

Blue Owl Technology Finance Corp. Announces June 30, 2025 Financial Results

NEW YORK — August 6, 2025 — Blue Owl Technology Finance Corp. (NYSE: OTF) (“OTF” or the “Company”) today announced financial results for its second quarter ended June 30, 2025.

SECOND QUARTER 2025 HIGHLIGHTS

•	Successfully listed on the New York Stock Exchange on June 12, 2025 as the largest publicly traded technology-focused BDC by total assets

•	Second quarter GAAP net investment income (“NII”) per share of $0.34

•	Second quarter adjusted NII per share of $0.36(1)

•	Dividends declared for the third quarter totaled $0.40 per share, representing an annualized dividend yield of 9.3%(2) based on net asset value (“NAV”) per share as of June 30, 2025

•	In connection with the listing, the Board of Directors (the “Board”) declared five special dividends of $0.05 per share to be paid quarterly beginning in the third quarter 2025

•	NAV per share increased to $17.17, as compared with $17.09 as of March 31, 2025, driven primarily by unrealized gains in certain equity investments

•

New investment commitments for the second quarter totaled $1.5 billion and $756 million of sales and repayments, as compared with $820 million(3) of new investment commitments and $641 million of sales and repayments for the three months ended March 31, 2025

•	Net debt-to-equity increased to 0.58x for the second quarter, up from 0.53x as of March 31, 2025

•	Investments on non-accrual represented less than 0.1% of the portfolio at fair value, unchanged from the prior quarter

“OTF delivered strong performance in the second quarter and successfully completed its listing on the New York Stock Exchange in June as the largest technology-focused BDC in the public market,” said Craig W. Packer, Chief Executive Officer. “Our scale and differentiated investment strategy position OTF for long-term, stable portfolio performance, as we seek to deliver attractive risk-adjusted returns to our shareholders. Credit quality remains excellent, and we have strong momentum heading into OTF’s first full quarter as a public company.”

Dividend Declarations

The Board declared a third quarter 2025 regular dividend of $0.35 per share for stockholders of record as of September 30, 2025, payable on or before October 15, 2025.

As previously announced, the Board also declared a series of five special dividends of $0.05 per share, payable to stockholders of record quarterly beginning in the third quarter 2025. A full schedule of the record and payment dates can be found on the Company’s website at www.blueowltechnologyfinance.com.

(1)

Adjusted to exclude any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.

(2)	Dividend yield based on annualized Q3 2025 declared regular dividend of $0.35 per share, annualized Q3 2025 special dividend of $0.05 per share and Q2 2025 NAV per share of $17.17.
(3)

On March 24, 2025, in connection with the merger with Blue Owl Technology Finance Corp. II (“OTF II” or the “Merger”), the Company acquired investments of $5.56 billion from OTF II and assumed unfunded loan commitments totaling $754.9 million which are excluded from the figure above. The investments acquired consisted of 129 portfolio companies, 32 of which were not previously held by OTF.

SELECT FINANCIAL HIGHLIGHTS

	As Of And For the Three Months Ended
($ in thousands, except per share amounts)	June 30, 2025	March 31, 2025	June 30, 2024
GAAP results:
Net investment income per share	$0.34	$0.41	$0.49
Net realized and unrealized gains (losses) per share	$0.09	$(0.08)	$(0.45)
Net increase (decrease) in net assets resulting from operations per share	$0.43	$0.33	$0.04
Capital gains incentive fee expense (benefit) per share	$0.01	$(0.01)	$(0.03)
Non-GAAP financial measures(1)(2):
Adjusted net investment income per share	$0.36	$0.41	$0.46
Adjusted net increase (decrease) in net assets resulting from operations per share	$0.45	$0.33	$0.01
Total investments at fair value	$12,728,642	$12,070,858	$6,157,709
Total debt outstanding (net of unamortized debt issuance costs)	$4,752,225	$5,127,899	$2,878,831
Net assets	$7,985,418	$7,946,723	$3,510,357
Net asset value per share	$17.17	$17.09	$16.74
Net debt-to-equity	0.58x	0.53x	0.73x

(1)

See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company’s non-GAAP measures, including on a per share basis. The Company’s management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company’s ongoing results and trends, as well as its performance, excluding non-cash income and expenses. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

(2)

Adjusted to exclude any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.

PORTFOLIO COMPOSITION

As of June 30, 2025, the Company had investments in 184 portfolio companies across 37 industries, with an aggregate portfolio size of $12.7 billion at fair value and an average investment size of $69.2 million at fair value.

	June 30, 2025		March 31, 2025
($ in thousands)	Fair Value	% of Total	Fair Value	% of Total
Portfolio composition:
First-lien senior secured debt investments	$9,924,118	78.0%	$9,420,309	78.1%
Second-lien senior secured debt investments	426,937	3.4%	394,320	3.3%
Unsecured debt investments	451,319	3.5%	460,216	3.8%
Preferred equity investments	1,022,197	8.0%	956,331	7.9%
Common equity investments	893,578	7.0%	837,230	6.9%
Joint ventures	10,493	<0.1%	2,452	<0.1%
Total investments	$12,728,642		$12,070,858

	June 30, 2025	March 31, 2025
Number of portfolio companies	184	181
Percentage of debt investments at floating rates	97.3%	97.2%
Percentage of senior secured debt investments	81.4%	81.4%
Weighted average spread over base rate of all floating rate debt investments	5.7%	5.8%
Weighted average total yield of accruing debt and income-producing securities at fair value	10.4%	10.6%
Weighted average total yield of accruing debt and income-producing securities at cost	10.4%	10.6%
Percentage of investments on non-accrual of the portfolio at fair value	<0.1%	<0.1%

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended June 30, 2025, new investment commitments totaled $1.5 billion across 9 new portfolio companies and 13 existing portfolio companies. For the three months ended March 31, 2025, new investment commitments were $820 million(1) across 12 new portfolio companies and 12 existing portfolio companies.

For the three months ended June 30, 2025, the principal amount of new investments funded totaled $1.2 billion and aggregate principal amount of sales and repayments was $756 million. For the three months ended March 31, 2025, the principal amount of new investments funded was $664 million(1) and aggregate principal amount of sales and repayments was $641 million.

(1)

On March 24, 2025, in connection with the Merger, the Company acquired investments of $5.56 billion from OTF II and assumed unfunded loan commitments totaling $754.9 million which are excluded from the figure above. The investments acquired consisted of 129 portfolio companies, 32 of which were not previously held by OTF.

	For the Three Months Ended June 30,
($ in thousands)	2025	2024
New investment commitments
Gross originations	$1,473,048	$1,108,165
Less: Sell downs	—	(864)

Total new investment commitments	$1,473,048	$1,107,301

Principal amount of new investments funded:
First-lien senior secured debt investments	$978,664	$648,461
Second-lien senior secured debt investments	130,219	13,500
Unsecured debt investments	—	51,607
Preferred equity investments	32,375	5,890
Common equity investments	45,194	7,360
Joint ventures	8,124	—

Total principal amount of new investments funded	$1,194,576	$726,818

Drawdowns (repayments) on revolvers and delayed draw term loans, net	$84,243

Principal amount of investments sold or repaid:
First-lien senior secured debt investments(1)	$(604,750)	$(341,712)
Second-lien senior secured debt investments	(101,007)	(47,187)
Unsecured debt investments	(30,661)	(135,827)
Preferred equity investments	(7,616)	(1,076)
Common equity investments	(12,237)	(700)
Joint ventures	—	—

Total principal amount of investments sold or repaid	$(756,271)	$(526,502)

Number of new investment commitments in new portfolio companies(2)	9	20
Average new investment commitment amount	$84,276	$49,165
Weighted average term for new debt investment commitments (in years)	6.0	6.0
Percentage of new debt investment commitments at floating rates	99.9%	96.5%
Percentage of new debt investment commitments at fixed rates	0.1%	3.5%
Weighted average interest rate of new debt investment commitments(3)	9.8%	10.8%
Weighted average spread over applicable base rate of debt investment commitments at floating rates	5.5%	5.4%

(1)	Includes scheduled paydowns.
(2)	Number of new investment commitments represents commitments to a particular portfolio company.
(3)	Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 4.29% and 5.32% as of June 30, 2025 and 2024, respectively.

RESULTS OF OPERATIONS FOR THE SECOND QUARTER ENDED JUNE 30, 2025

Investment Income

Investment income increased to $319.5 million for the three months ended June 30, 2025 from $182.8 million for the three months ended March 31, 2025, primarily due to an increase in interest income as a result of an increase in income earning investments acquired from the Merger. Other income remained relatively consistent period-over-period. The Company expects that investment income will vary based on a variety of factors including the pace of originations and repayments.

Expenses

Total operating expenses increased to $159.0 million for the three months ended June 30, 2025 from $82.1 million for the three months ended March 31, 2025, primarily due to an increase in interest expense, management fees and incentive fees resulting from the Merger and the associated increase in the size of the portfolio. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses, excluding listing advisory fees, remained relatively consistent period-over-period.

Liquidity and Capital Resources

As of June 30, 2025, the Company had $170.5 million in cash and restricted cash, $4.8 billion in total principal value of debt outstanding, including $2.8 billion of unsecured notes and $3.3 billion of undrawn capacity(1) on the Company’s credit facilities. The funding mix was composed of 43% secured and 57% unsecured borrowings as of June 30, 2025 on an outstanding basis. The Company was in compliance with all financial covenants under its credit facilities as of June 30, 2025. The Company has analyzed cash and cash equivalents, availability under its credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believes its liquidity and capital resources are sufficient to take advantage of market opportunities.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:

The conference call will be broadcast live on August 7, 2025 at 11:30 a.m. Eastern Time on the News & Events section of OTF’s website at www.blueowltechnologyfinance.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: (877) 407-8629

•	International: +1 (201) 493-6715

All callers will need to reference “Blue Owl Technology Finance Corp.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the News & Events section of OTF’s website, and via the dial-in numbers listed below:

•	Domestic: (877) 660-6853

•	International: +1 (201) 612-7415

•	Conference ID: 13754257

(1)	Reflects availability based on limitations related to each credit facility’s borrowing base.

ABOUT BLUE OWL TECHNOLOGY FINANCE CORP.

Blue Owl Technology Finance Corp. (NYSE: OTF) is a specialty finance company focused on making debt and equity investments to U.S. technology-related companies, with a strategic focus on software. As of June 30, 2025, OTF had investments in 184 portfolio companies with an aggregate fair value of $12.7 billion. OTF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OTF is externally managed by Blue Owl Technology Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OTF, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OTF’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OTF’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OTF makes them. OTF does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

BDC Investor Relations

Michael Mosticchio

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com

FINANCIAL HIGHLIGHTS

	For the Three Months Ended
($ in thousands, except per share amounts)	June 30, 2025	March 31, 2025	June 30, 2024
Investments at fair value	$12,728,642	$12,070,858	$6,157,709
Total assets	$13,042,932	$13,219,010	$6,550,407
Net asset value per share	$17.17	$17.09	$16.74
GAAP results:
Total investment income	$319,467	$182,817	$174,170
Net investment income	$160,371	$97,332	$101,795
Net increase (decrease) in net assets resulting from operations	$201,487	$78,132	$8,115
Capital gains incentive fee expense (benefit) per share	$0.01	$(0.01)	$(0.03)
GAAP per share results:
Net investment income	$0.34	$0.41	$0.49
Net realized and unrealized gains (losses)	$0.09	$(0.08)	$(0.45)
Net increase (decrease) in net assets resulting from operations	$0.43	$0.33	$0.04
Non-GAAP per share financial measures(1)(2):
Adjusted net investment income	$0.36	$0.41	$0.46
Adjusted net increase (decrease) in net assets resulting from operations	$0.45	$0.33	$0.01
Weighted average yield of accruing debt and income producing securities at fair value	10.4%	10.6%	12.0%
Weighted average yield of accruing debt and income producing securities at amortized cost	10.4%	10.6%	12.0%
Percentage of debt investments at floating rates	97.3%	97.2%	95.0%

(1)

See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company’s non-GAAP measures, including on a per share basis. The Company’s management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company’s ongoing results and trends, as well as its performance, excluding non-cash income and expenses. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

(2)

Adjusted to exclude any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(Amounts in thousands, except share and per share amounts)

	June 30, 2025 (Unaudited)	December 31, 2024
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $11,891,793 and $5,921,172, respectively)	$11,906,643	$5,892,773
Non-controlled, affiliated investments (amortized cost of $700,264 and $435,706, respectively)	690,296	407,303
Controlled, affiliated investments (amortized cost of $85,870 and $76,243, respectively)	131,703	107,390

Total investments at fair value (amortized cost of $12,677,927 and $6,433,121, respectively)	12,728,642	6,407,466
Cash	169,024	252,964
Foreign cash (cost of $1,518 and $4,040, respectively)	1,499	4,036
Interest receivable	82,414	45,838
Dividend income receivable	5,920	1,929
Prepaid expenses and other assets	55,433	10,388

Total Assets	$13,042,932	$6,722,621

Liabilities
Debt (net of unamortized debt issuance costs of $87,155 and $37,495, respectively)	$4,752,225	$2,914,509
Management fee payable	32,508	14,687
Distribution payable	162,793	70,998
Incentive fee payable	28,052	11,133
Payables to affiliates	61	1,903
Payable for investments purchased	—	52,796
Accrued expenses and other liabilities	81,875	31,445

Total Liabilities	$5,057,514	$3,097,471

Commitments and contingencies
Net Assets
Common shares $0.01 par value, 1,000,000,000 shares authorized; 465,126,583 and 212,155,118 shares issued and outstanding, respectively	4,651	2,122
Additional paid-in-capital	7,665,630	3,352,211
Accumulated undistributed earnings	315,137	270,817

Total Net Assets	7,985,418	3,625,150

Total Liabilities and Net Assets	$13,042,932	$6,722,621

Net Asset Value Per Share	$17.17	$17.09

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$264,998	$128,685	$408,356	$260,237
Payment-in-kind interest income	22,648	31,146	37,929	59,069
Dividend income	539	522	539	1,028
Payment-in-kind dividend income	15,455	7,017	23,855	13,558
Other income	4,105	2,056	8,744	4,150

Total investment income from non-controlled, non-affiliated investments	307,745	169,426	479,423	338,042

Investment income from non-controlled, affiliated investments:
Interest income	1,612	—	2,233	—
Payment-in-kind (“PIK”) interest income	955	—	2,131	—
Dividend income	5,866	1,894	12,019	2,689
Payment-in-kind dividend income	3,119	2,847	6,202	5,694
Other income	32	3	83	6

Total investment income from non-controlled, affiliated investments	11,584	4,744	22,668	8,389

Investment income from controlled, affiliated investments:
Dividend income	138	—	193	—

Total investment income from controlled, affiliated investments	138	—	193	—

Total Investment Income	319,467	174,170	502,284	346,431

Expenses
Interest expense	$87,327	$48,451	$139,013	$97,706
Management fees, net(1)	32,540	13,956	48,416	27,947
Incentive fees	28,052	3,993	37,493	14,090
Professional fees	2,841	1,768	6,209	3,316
Listing advisory fees (net of Adviser reimbursement)	4,821	—	4,821	—
Directors’ fees	314	258	573	516
Other general and administrative	3,055	1,496	4,558	2,686

Total Expenses	158,950	69,922	241,083	146,261

Net Investment Income (Loss) Before Taxes	160,517	104,248	261,201	200,170

Income tax expense (benefit), including excise tax expense (benefit)	146	2,453	3,498	5,737

Net Investment Income (Loss) After Taxes	$160,371	$101,795	$257,703	$194,433
Net Change in Unrealized Gain (Loss):
Non-controlled, non-affiliated investments	$19,330	$(89,991)	$(655)	$(65,080)
Non-controlled, affiliated investments	19,194	(10,061)	18,435	(7,958)
Controlled, affiliated investments	14,684	6,481	14,686	2,026
Translation of assets and liabilities in foreign currencies and other transactions	24,894	469	25,968	(129)
Income tax (provision) benefit	(48)	—	(843)	—

Total Net Change in Unrealized Gain (Loss)	78,054	(93,102)	57,591	(71,141)

Net Realized Gain (Loss):
Non-controlled, non-affiliated investments	$(12,106)	$325	$(10,259)	$(22,472)
Foreign currency transactions	(24,832)	(903)	(25,416)	(1,831)

Total Net Realized Gain (Loss)	(36,938)	(578)	(35,675)	(24,303)

Total Net Realized and Change in Unrealized Gain (Loss)	41,116	(93,680)	21,916	(95,444)

Net Increase (Decrease) in Net Assets Resulting from Operations	$201,487	$8,115	$279,619	$98,989
Earnings (Loss) Per Share - Basic and Diluted	$0.43	$0.04	$0.80	$0.47

Weighted Average Shares Outstanding - Basic and Diluted	465,124,070	209,079,502	350,872,326	208,572,273

(1)	Refer to 10-Q Note 3 “Agreements and Related Party Transactions” for additional details on management fee waiver.

NON-GAAP FINANCIAL MEASURES

On a supplemental basis, the Company is disclosing certain adjusted financial measures, each of which is calculated and presented on a basis of methodology other than in accordance with GAAP (“non-GAAP”). The Company’s management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company’s ongoing results and trends, as well as its performance, excluding non-cash income and expenses. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

•

“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”: represent net investment income, excluding any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.

•

“Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations” and “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations Per Share”: represent net income, excluding any change in capital gains incentive fees accrued but not payable.

The following table provides a reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	June 30, 2025		March 31, 2025		June 30, 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net investment income	$160	$0.34	$97	$0.41	$102	$0.49
Plus: Change in capital gains incentive fees accrued but not payable	$6	$0.01	$(1)	$(0.01)	$(7)	$(0.03)

Adjusted net investment income(1)	$167	$0.36	$96	$0.41	$95	$0.46

The following table provides a reconciliation of net increase (decrease) in net assets resulting from operations (the most comparable U.S. GAAP measure, or net income) to adjusted net increase (decrease) in net assets resulting from operations (or adjusted net income) for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	June 30, 2025		March 31, 2025		June 30, 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net increase (decrease) in net assets resulting from operations	$201	$0.43	$78	$0.33	$8	$0.04
Plus: Change in capital gains incentive fees accrued but not payable	$6	$0.01	$(1)	$(0.01)	$(7)	$(0.03)

Adjusted net increase (decrease) in net assets resulting from operations(1)	$208	$0.45	$77	$0.33	$2	$0.01

(1)	Numbers may not sum due to rounding.